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                                                                   EXHIBIT 10.20


                          INTERCOMPANY STATE INCOME TAX
                             ALLOCATION AND PAYMENTS


The following is a revision to the Unitary State Income Tax Allocation Policy. This revision is effective for tax years being after 01/29/01.


I.       DEFINITIONS - When used in the context of this policy:

         A.       "El Paso" shall refer to El Paso Corporation or its delegate;

         B. "Unitary State" shall refer to those states where El Paso files a unitary return and the taxable income (loss) is determined based on unitary income (loss) and apportionment factors;

         C. "Consolidated States" shall refer to those states where El Paso files a single consolidated return and the taxable income
                  (loss) is determined by consolidating separately determined taxable income (loss) and apportionment factors;

         D.       "Stand Alone Taxable Income (Loss)" shall refer to the taxable
                  (loss) determined based on the separate taxable income (loss) and separate apportionment factors of each subsidiary. This taxable income (loss) will only be used in the computation of intercompany state income tax allocations and payments.

II. EFFECTIVE DATE - The state intercompany billing policy as revised shall be effective beginning with the 2001 tax year.

III. STATE COVERED BY THIS POLICY - This policy shall apply to the following states:

         A. Unitary States: Alabama, California, Colorado, Illinois, Indiana, Kansas, Kentucky, Missouri, and Utah.

         B. Consolidated States: Arkansas, Connecticut, Iowa, Massachusetts, Mississippi, Oklahoma, Rhode Island, South Carolina and Virginia.

IV. CALCULATION OF STATE INTERCOMPANY TAX PAYABLE (RECEIVABLE) - The intercompany tax payable (receivable) shall be calculated as follows:

         A. Unitary States - Each subsidiary included in the unitary return, shall prepare and supply to El Paso a computation of the stand-alone taxable income (loss) for such state. Each subsidiary shall also supply information to El Paso concerning payments made to such state based on their unitary tax liability.

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                  This information shall be supplied at the time and in the
                  manner prescribed by this policy.

                  After El Paso has received all necessary information, the intercompany tax payable (receivable) for each subsidiary shall be calculated as follows:

                           Stand Alone Taxable Income (Loss)
                           X     State Tax Rate
                           ----------------------------------------------
                           Gross Intercompany Tax Payable (Receivable)

                  NOTE: Stand-alone NOL's will be paid in the current year. Benefits received through carryback or carryforward of unitary NOL's will vest to El Paso. SRLY NOL's will be considered only to the extent they offset stand-alone taxable income.

         B. Consolidated States - The intercompany tax payable (receivable) for each subsidiary doing business in a consolidated state shall be calculated as follows:

                           Stand Alone Taxable Income (Loss)
                           X      State Tax Rate
                           ----------------------------------------------
                           Gross Intercompany Tax Payable (Receivable)
                           -      Prior Year NOL's Used To Offset Current
                                  Year Income (@ The State Rate)
                           +      Current Year NOL's Not Used To Offset
                           Current Year Income (@ The State Rate)
                           ----------------------------------------------
                           Net Intercompany Tax Payable (Receivable)
                           ==============================================


                  NOTE: NOL's will only be paid to the extent they are utilized to offset current year income or generate benefits through carryback to a previous year. NOL's not utilized in the current year or a carryback year, will be carried forward and paid when they are utilized to offset income in a subsequent year. SRLY NOL's will be considered only to the extent they offset stand-alone taxable income.

                           The taxable income (loss) used in the above calculation shall be income (loss) for each subsidiary used in computing the consolidated taxable income (loss) and tax liability reported to the state.

         C. The net intercompany payable (receivable) for all unitary and consolidated states will be computed 1 time for each tax year during the month of November.

                  Intercompany billings will be completed within 30 days of the date in which the stand-alone information is received. If updated

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                  information is needed for the consolidated states, it will be requested under a separate memo. The schedule attached as Exhibit A to this policy should be used when supply unitary stand-alone information for the second quarter and extension request. For the final return, each subsidiary should supply El Paso with an unsigned separate company unitary state tax return reflecting that subsidiary's stand alone taxable income
                  (loss).


                  NOTE: Payments should be made within 10 days of receipt of the intercompany billing. If not received timely El Paso will create the payment through the use of the intercompany account.


V. STATE TAX SETTLEMENTS BASED ON NET INTERCOMPANY TAX PAYABLE - After the net intercompany tax payable (receivable) has been determined, subsidiaries with net intercompany tax payable shall remit a payment to El Paso for their net intercompany payable if such payable exceeds $100,000.


VI. STATE TAX SETTLEMENTS BASED ON NET INTERCOMPANY TAX RECEIVABLES - After the net intercompany tax payable (receivable) has been determined, subsidiaries with net intercompany tax receivable shall be reimbursed by El Paso if such receivable exceeds $100,000.


VII. INTENT OF STATE ALLOCATION POLICY - It is the intent of this intercompany state income tax allocation policy to collect no more than the separately determined stand alone tax liability from each subsidiary doing business in the states listed above. The unitary approach to state tax filing generates significant benefits to certain subsidiaries and in some cases results in the payment of state taxes by subsidiaries which otherwise would owe no state tax. The consolidated approach to state tax filing generates significant benefits to certain subsidiaries taxable income by offsetting that taxable income with losses from other subsidiaries. It is therefore necessary to allocate the separate tax liabilities in such a way that subsidiaries generating tax losses will be compensated for their losses.


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